EXHIBIT 99.1

Pulse Biosciences, Inc. Announces Closing of $30 Million Rights Offering

HAYWARD, Calif., June 16, 2020 – Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a novel bioelectric medicine company, announced today the closing of its oversubscribed rights offering and the final results thereof.

The rights offering resulted in the sale of 4,279,600 units consisting of one share of the Company’s common stock, par value $0.001 per share, and 0.15 warrants to purchase shares of common stock (the “Units”) at a price of $7.01 per Unit. The common stock and warrants comprising the Units separated upon the closing of the rights offering and were issued individually. 4,279,600 shares of common stock and 641,571 warrants were issued in the offering. The Company received aggregate gross proceeds from the rights offering of $30 million. Total basic subscriptions and over-subscriptions received were almost $56.0 million. Additional proceeds of up to $4.5 million may be received through the exercise of warrants issued in the rights offering, if exercised. Each warrant is exercisable for one share of the Company’s common stock at an exercise price equal to $7.01. Warrants are exercisable immediately and expire on the fifth anniversary of the completion of this rights offering.

Investors who participated in the rights offering should expect to see the shares and warrants issued to them in book-entry, or uncertificated, form. Any excess subscription payments received by Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) will be returned by the Subscription Agent to investors, without interest or penalty, as soon as practicable.

After giving effect to the issuance of 4,279,600 shares of common stock in the rights offering (but excluding up to 641,571 shares of common stock underlying the warrants issued in the rights offering), the Company has 25,149,043 shares of common stock issued and outstanding.

Robert W. Duggan, the Chairman of the Company’s Board of Directors and the beneficial owner of approximately 43% of the Company’s outstanding common stock prior to this rights offering participated in the rights offering and purchased an aggregate of 2,561,873 Units. After giving effect to the rights offering, Mr. Duggan is the beneficial owner of approximately 46% of the Company’s outstanding common stock.

“Once again, I want to thank all participating stockholders, as well as the Board of Directors and the management team. In addition to participation by the Company’s Chairman, Robert Duggan, insider participation totaled approximately $1.1 million. We are grateful for the support and confidence that led us to the successful closing of this offering,” said Darrin Uecker, President and Chief Executive Officer of Pulse Biosciences. “The completion of this rights offering provides funding for the continued progress towards commercialization of our proprietary CellFX System and the introduction our platform Nano-Pulse Stimulation technology first to the dermatology market. We are excited about the opportunity ahead and confident we can execute our strategy to create value for stockholders in our next phase of growth.”

“I am very pleased with the execution of this Rights Offering. It was our priority to provide stockholders the opportunity to participate in funding the Company in an efficient and minimally dilutive manner,” added Robert Duggan, Chairman of the Company’s Board of Directors. “I see tremendous value in the long-term opportunity for Nano-Pulse Stimulation technology and its potential to treat a variety of unmet needs across medical specialties. We are steadfast in our commitment to health innovation as we make this technology accessible to patients in future.”

A registration statement, as amended, relating to the Units was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on May 8, 2020. A prospectus relating to the offering was filed with the SEC on May 14, 2020 and is available on the SEC’s website. Subscription rights that were not exercised by 5:00 p.m. Eastern Time on June 8, 2020 have expired.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve and extend the lives of patients. If cleared, the CellFX® System will be the first commercial product to harness the distinctive advantages of the Company’s proprietary Nano-Pulse Stimulation™ (NPS™) technology to treat a variety of applications for which an optimal solution remains unfulfilled. Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. Subject to regulatory approval, the initial commercial use of the CellFX System is expected to address a broad range of dermatologic conditions that share high demand among patients and practitioners for improved and durable aesthetic outcomes. Designed as a multi-application platform, the CellFX System is intended to offer customer value with a utilization-based revenue model across an expanding spectrum of clinical applications. To learn more, please visit www.pulsebiosciences.com.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Caution: Pulse Biosciences’ CellFX System and Nano-Pulse Stimulation technology are for investigational use only.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, among other things, statements relating to Nano-Pulse Stimulation technology including the effectiveness of such technology, the CellFX System including the benefits of the CellFX System and commercialization of the CellFX System and the potential of Nano-Pulse Stimulation technology to treat medical needs across medical specialties, the Company’s market opportunity, the Company’s expectations, whether stated or implied, regarding the results of its rights offering, financing plans and the use of proceeds from the rights offering, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Additionally, you should not consider past results to be an indication of our future performance. Additional risks and uncertainties relating to the proposed offering, Pulse Biosciences and its business can be found under the heading “Risk Factors” in Pulse Biosciences’ most recent periodic, quarterly and annual reports filed with the SEC and in the accompanying prospectus relating to the offering to be filed with the SEC. Pulse Biosciences undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

Investors:
Pulse Biosciences
Sandra Gardiner, EVP and CFO
510.241.1077
IR@pulsebiosciences.com
or
Gilmartin Group
Philip Trip Taylor
415.937.5406
philip@gilmartinir.com

Rights Offering Information, Subscription and Warrant Agent:
Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
888.789.8409
shareholder@broadridge.com

Media:
Tosk Communications
Nadine D. Tosk
504.453.8344
nadinepr@gmail.com or
press@pulsebiosciences.com